UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No. __)
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ThermoGenesis Corp.
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ThermoGenesis Corp.
2711 Citrus Road
Rancho Cordova, CA 95742
Telephone (916) 858-5100
To the Stockholders of ThermoGenesis Corp.:
     You are cordially invited to attend the Annual Meeting of Stockholders of ThermoGenesis Corp. (the “Company”) to be held at 9:00 a.m. (PST), on December 16, 2008, at Sacramento Marriott, Rancho Cordova, located at 11211 Point East Dr., Rancho Cordova, Ca. 95742.
     At the meeting, you will be asked (i) to elect six (6) directors of the Company, (ii) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year and (iii) to consider any other matters that properly come before the meeting. These matters are disclosed in detail in the attached proxy statement.
     The accompanying Notice of the Annual Meeting of Stockholders and Proxy Statement contain information about the matters to be considered and acted upon, and you should read the material carefully.
     We hope you will be able to attend the meeting. However, regardless of whether you plan to attend the meeting in person, to help assure us of a quorum, please complete, date and sign the enclosed proxy card and mail it in the postage-paid envelope provided as promptly as possible. Your proxy may be revoked at any time prior to the time it is voted.

Respectfully submitted,
/s/ Hubert Huckel, M.D.
Hubert Huckel, M.D.
Chairman of the Board

October 22, 2008
Rancho Cordova, California

ThermoGenesis Corp.
2711 Citrus Road
Rancho Cordova, CA 95742
Telephone (916) 858-5100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INFORMATION CONCERNING THE SOLICITATION
RECORD DATE AND VOTING RIGHTS
PROPOSAL 1—ELECTION OF DIRECTORS
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
DIRECTOR COMPENSATION
COMMITTEES OF THE BOARD OF DIRECTORS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 16, 2008
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ThermoGenesis Corp. (the “Company”), a Delaware corporation, will be held at the Sacramento Marriott, Rancho Cordova, located at 11211 Point East Dr., Rancho Cordova, Ca. 95742, on Friday, December 16, 2008, at 9:00 a.m. (PST) for the following purposes:
1.	To elect six (6) directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

2.	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year and;

3.	To transact such other business as may properly come before the meeting.
     The Board of Directors of the Company has fixed the close of business on October 22, 2008, as the record date for determining those stockholders who will be entitled to vote at the meeting or any postponement or adjournment thereof. Stockholders are invited to attend the meeting in person.
     Please sign and date the accompanying proxy card and return it promptly in the enclosed postage-paid envelope whether or not you plan to attend the meeting in person. If you attend the meeting, you may vote in person if you wish, even if you previously have returned your proxy card. The proxy may be revoked at any time prior to the time it is voted.

By Order of the Board of Directors
/s/ David C. Adams
David C. Adams
Corporate Secretary

October 22, 2008
Rancho Cordova, California
YOUR VOTE IS IMPORTANT
     YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. ANY PROXY GIVEN BY YOU MAY BE REVOKED BY WRITTEN NOTIFICATION TO THE COMPANY’S CORPORATE SECRETARY, BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING IN PERSON AND VOTING BY BALLOT.

ThermoGenesis Corp.
2711 Citrus Road
Rancho Cordova, CA 95742
Telephone (916) 858-5100
PROXY STATEMENT
INFORMATION CONCERNING THE SOLICITATION
     We are furnishing this proxy statement to you in connection with the fiscal year 2008 Annual Meeting of Stockholders of ThermoGenesis Corp. (the “Company”) to be held on Tuesday, December 16, 2008, at 9:00 a.m. (PST) at the Sacramento Marriott, Rancho Cordova, located at 11211 Point East Dr., Rancho Cordova, CA 95742, and at any postponement or adjournment thereof (the “Meeting”).
     Only stockholders of record on October 22, 2008, are entitled to notice of and to vote at the Meeting. As used in this Proxy Statement, the terms “we,” “us” and “our” also refer to the Company.
     The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted at the Meeting in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted “FOR” the nominees for the Board of Directors, “FOR” ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2009, and at the proxy holder’s discretion, on such other matters, if any, which may properly come before the Meeting (including any proposal to adjourn the Meeting). Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by: (i) filing with the Company written notice of its revocation addressed to: Corporate Secretary, ThermoGenesis Corp., 2711 Citrus Road, Rancho Cordova, California 95742, (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing at the Meeting and giving the Corporate Secretary notice of his or her intention to vote in person.
     This proxy is solicited on behalf of the Board of Directors of the Company. The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to stockholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of the Company’s stock entitled to vote. In addition to the solicitation of proxies by use of the mail, some of our officers, directors and employees may, without additional compensation, solicit proxies by telephone or personal interview.
     Our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, including consolidated financial statements, is included in this mailing. Such report and consolidated financial statements are not a part of this proxy statement except as specifically incorporated herein.
     This Proxy Statement and form of proxy were first mailed on November 3, 2008 to stockholders of record as of October 22, 2008.
Help Us Reduce Costs of Our Annual Meeting
     To help the Company reduce costs related to our annual meeting, we ask all stockholders who vote through the Internet to consent to electronic delivery of mailings related to future stockholder meetings. Companies may make their proxy statements and annual reports available online and eliminate mailing hard copies of these documents to those stockholders who consent in advance to electronic distribution. If you hold shares in your own name and you are voting via the Internet, you can consent online when you vote. If you hold shares through an intermediary, such as a broker or bank, please refer to the information provided by your bank or broker for instructions on how to consent to electronic distribution.

RECORD DATE AND VOTING RIGHTS
     The Company is currently authorized to issue up to 80,000,000 shares of Common Stock, $0.001 par value and 2,000,000 shares of Preferred Stock, $0.001 par value. As of October 6, 2008, 56,027,960 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were outstanding. Each share of Common Stock shall be entitled to one (1) vote on all matters submitted for stockholder approval. The record date for determination of stockholders entitled to notice of and to vote at the Meeting is October 22, 2008.
     A majority of the outstanding shares of Common Stock of the Company, entitled to vote must be represented in person or by proxy at the Meeting to constitute a quorum for the transaction of business.
     Under Delaware law, abstentions and broker non-votes are counted as present for determining quorum. For the election of directors, the nominees for director who receive the most votes will become our directors. There are no cumulative voting rights. A majority of quorum is required to approve all other proposals. Abstentions are treated as a vote against the proposal and broker non-votes will not be counted either for or against any proposal to determine if a proposal is approved.
PROPOSAL 1—ELECTION OF DIRECTORS
General Information
     Our bylaws presently provide that the authorized number of directors may be fixed by resolution of the Board from time to time, with a minimum of not less than three (3) directors and a maximum of seven (7) directors. The Board currently has fixed the authorized number of directors at six (6) and is actively seeking possible additional candidates for the Board whose experience and relationships will materially add to those attributes possessed by the members currently proposed for the Board.
     At the Meeting, stockholders will be asked to elect the nominees for director listed below, each of whom is a current member of the Company’s Board of Directors.
Nominees for Director
     The nominees for director have consented to being named as nominees in this Proxy Statement and have agreed to serve as directors, if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six (6) nominees named below. If any nominee of the Company is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. The Board of Directors has no reason to believe that any of the nominees will be unavailable for election. Each Director who is elected shall hold office until the next Annual Meeting of Stockholders, or until the earlier of their death, resignation or removal, or until such Director’s successor is elected and qualified.
     The following sets forth the persons nominated by the Board of Directors for election and certain information with respect to those individuals:

Nominee	Age
Hubert E. Huckel, M.D.	77
Patrick McEnany	61
Woodrow A. Myers Jr, M.D.	54
Tiffany Olson	49
Mahendra Rao, Ph.D., M.D.	47
William R. Osgood, Ph.D.	63

Biographies

Hubert E. Huckel, M.D., Chairman	Director since 1997
     Dr. Huckel joined the Board of Directors in 1997. He has served as Chairman of the Board of Directors since September 2007. He is a co-founder of Catalyst Pharmaceutical Partners, Inc. [CPRX], a specialty pharmaceutical company and is a member of the board of directors. In addition, he is on the Board of Directors of Titan Pharmaceuticals, Inc. [TTP], a biopharmaceutical company and Concordia Pharmaceuticals. He spent 29 years with the Hoechst Group (“Hoechst” now “Sanofi-Aventis”), and was at the time of his retirement, Executive Chairman of the Board of Hoechst-Roussel Pharmaceuticals, Inc. Dr. Huckel received his M.D. degree from the University of Vienna, Austria, and is a member of the Rockefeller University Council.

Patrick McEnany	Director rejoined in 1997
     Mr. McEnany rejoined the Board of Directors in 1997. Mr. McEnany is co-founder, Chairman, President and Chief Executive Officer of Catalyst Pharmaceutical Partners, Inc., a drug development company. Mr. McEnany has served as Catalyst’s Chief Executive Officer (“CEO”) and a director since its formation in January 2002. From 1991 to April of 1997, Mr. McEnany was Chairman and President of Royce Laboratories, Inc., a Miami, Florida based manufacturer of generic prescription drugs. From 1997 to 1998, after the merger of Royce Laboratories, Inc., into Watson Pharmaceuticals, Inc., Mr. McEnany served as President of the wholly-owned Royce Laboratories subsidiary and Vice President of Corporate Development for Watson Pharmaceuticals, Inc. From 1993 through 1997, he also served as Vice Chairman and director of the National Association of Pharmaceutical Manufacturers. He currently serves on the Board of Directors for Renal CarePartners, Inc., an operator of kidney dialysis centers, and Jackson Memorial Hospital Foundation.

Woodrow Myers, M.D.	Director since 2006
     Dr. Myers joined the Board of Directors in June 2006. In 2005, Dr. Myers founded Myers Ventures LLC to facilitate his interests in international health, where he currently provides healthcare consulting and investments. From 2000 to 2005, Dr. Myers served as Executive Vice President and Chief Medical Officer of WellPoint Health Networks, managing WellPoint’s Healthcare Quality Assurance Division, which had responsibility for medical policy, clinical affairs and member advocacy. From 1996 to 2000, Dr. Myers served as Director of Health Care Management at Ford Motor Company. Currently Dr. Myers serves on the board of directors of Genomic Health [GHDX], Express Scripts [ESRX], CARDIONET Inc. [BEAT] and Stanford University Hospital, he is a Visiting Professor of Medicine at UCLA School of Medicine, a member of the Institute of Medicine and the National Academy of Science and a Master of the American College of Physicians. Dr. Myers received a Doctor of Medicine degree from Harvard medical School, a MBA and BS from Stanford University and is a former Robert Wood Johnson Foundation Clinical Scholar.

Tiffany Olson	Director since 2008
     Ms. Olson was appointed to the Board of Directors on August 1, 2008. Ms. Olson, a director at Community Health Network and Simon Youth Foundation, is the former President and CEO of Roche Diagnostics Corporation. Prior to her assignment as President and CEO, she held several positions with increasing responsibilities at Roche from 1997 until she resigned in May 2008. Before joining Roche Diagnostics, Ms. Olson was the owner of Resource Consulting Services, a healthcare market research and new venture project management business. Ms. Olson holds an MBA from the University of St. Thomas (St. Paul, Minnesota) and a BS in Business from the University of Minnesota, School of Management.

Mahendra Rao, Ph.D., M.D.	Director since 2008
     Dr. Rao joined the board in March 2008. He has been the Vice President, Regenerative Medicine at Invitrogen [IVGN] since January 2006. From May 2001 through October 2005 he was Stem Cell Section Chief and Senior Investigator at the National Institute on Aging’s Laboratory of Neuroscience. He has also held associate professor positions at both the Johns Hopkins University and the University of Utah Schools of Medicine, and at the National Center for Biological Science in India. Dr. Rao has served as Chairman of the FDA’s Cell and Gene Therapy Advisory Committee and is the founder of Q Therapeutics, a company working on the development of cellular therapy to treat multiple sclerosis. He holds degrees from Bombay University in India and earned his Ph.D. in Biology from California Institute of Technology. He is also conducted post-doctorate studies at Case Western Reserve University and Caltech.

William R. Osgood, Ph.D.	Director since 2007
     Effective July 30, 2007, Dr. Osgood was appointed Chief Executive Officer and to the Board of Directors. Dr. Osgood joined the Company in January 2007, serving as General Manager of Operations until April 26, 2007, when he was appointed President and Chief Operating Officer. Prior to joining the Company Dr. Osgood worked for or was responsible to The Sorin Group, which holds a conglomerate of companies dedicated to medical technology and product development for treatment of cardiovascular and renal disease. Of such companies held by Sorin Group, from June 2001 to March 2006, Dr. Osgood was the Vice President/General Manager of COBE Cardiovascular, Inc. In March 2006 Dr. Osgood was promoted to Senior Vice President, Cardiopulmonary Business Line for the Sorin Group. Dr. Osgood holds the following degrees from the University of California, Los Angeles: BS in Engineering, MS in Control Theory, MBA and Ph.D. in Systems Engineering.
RECOMMENDATION OF THE BOARD
     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
     The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2009. E&Y also served as the Company’s independent registered public accounting firm for our 2008 fiscal year. The Board of Directors concurs with the appointment and is submitting the appointment of E&Y as our independent registered public accounting firm for stockholder ratification at the annual meeting.
     A representative of E&Y is expected to be present at the annual meeting. The E&Y representative will have an opportunity to make a statement if he or she wishes to do so and will be available to respond to appropriate questions from stockholders.
     Our Bylaws do not require that the stockholders ratify the appointment of E&Y as our independent registered public accounting firm. We are seeking ratification because we believe it is a good corporate governance practice. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain E&Y, but may retain E&Y in any event. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

Audit Fees
     Fees for audit services by Ernst and Young LLP totaled $547,000 and $489,000 for the fiscal years ended June 30, 2008 and 2007, respectively, including fees associated with the annual audits of the financial statements, audits of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, the reviews of the Company’s quarterly reports on Form 10-Q, consents, assistance with the review of documents filed with the SEC, and accounting consultations.
Audit-Related Fees
     There were no fees for audit-related services by Ernst & Young LLP for the fiscal years ended June 30, 2008 and 2007.
Tax Fees
     Fees for tax preparation by Ernst and Young LLP totaled $17,000 and $14,000 for the fiscal years ended June 30, 2008 and 2007, respectively.
All Other Fees
     Ernst & Young LLP did not bill us for other services for the fiscal years ended June 30, 2008 and 2007.
     The Audit Committee pre-approves all audit and non-audit services to be performed by the independent registered public accounting firm in accordance with the Audit Committee Charter.
RECOMMENDATION OF THE BOARD
     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT YEAR.
Security Ownership of Certain Beneficial Owners and Management
     The Company has only one class of stock outstanding, its common stock. The following table sets forth certain information as of September 30, 2008, with respect to the beneficial ownership of our common stock for (i) each director, (ii) each Named Executive Officer (“NEO”), (iii) all of our directors and officers as a group, and (iv) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our Common Stock. As of September 30, 2008, there were 56,027,960 shares of Common Stock outstanding.
     Unless otherwise indicated, the address for each listed stockholder is: ThermoGenesis Corp., 2711 Citrus Road, Rancho Cordova, California 95742. To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership(1)		Percent of Class

FMR LLC 82 Devonshire Street Boston, MA 02109	8,355,176		14.9%

Winslow Management Company, LLC 99 High Street, 12th Floor Boston, MA 02110	4,975,976		8.9%

Gruber and McBaine Capital Management, LLC 50 Osgood Place, Penthouse, San Francisco, CA 94133	3,864,181		6.9%

Hubert E. Huckel, M.D.	266,000	(2)	*	%

Patrick McEnany	114,158	(3)	*	%

Woodrow A. Myers, M.D.	162,642	(4)	*	%

Tiffany Olson	—		0%

Mahendra Rao, Ph.D., M.D.	—		0%

William R. Osgood, Ph.D.	148,000	(5)	*	%

Matthew T. Plavan	122,333	(5)(6)	*	%

John Chapman, Ph.D.	62,667	(5)	*	%

John Groat	18,993	(5)(7)	*	%

Sandra LaCava	27,328	(5)(8)	*	%

Philip H. Coelho, former CEO, CTA and Chairman of the BOD	1,539,288	(9)	2.7%

Dan Segal	3,000		*	%

Officers & Directors as a Group (12 persons)	2,464,409		4.3%

*	Less than 1%.

(1)	“Beneficial Ownership” is defined pursuant to Rule 13d-3 of the Exchange Act, and generally means any person who directly or indirectly has or shares voting or investment power with respect to a security. A person shall be deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of the security within 60 days, including, but not limited to, any right to acquire the security through the exercise of any option or warrant or through the conversion of a security. Any securities not outstanding that are subject to options or warrants shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by that person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Some of the information with respect to beneficial ownership has been furnished to us by each director, officer, or 5% or more stockholder, as the case may be. Information with respect to each 5% or more stockholder is based solely on Schedule 13G and Schedule 13D filings made with the Securities and Exchange Commission.

(2)	Includes 210,000 common shares and 56,000 shares issuable upon the exercise of options.

(3)	Includes 57,329 common shares and 56,000 shares issuable upon the exercise of options. Also includes 829 shares owned by McEnany Holding, Inc. Mr. McEnany is the sole shareholder of McEnany Holding, Inc.

(4)	Includes 122,642 shares and 40,000 shares issuable upon the exercise of options.

(5)	Includes shares subject to options exercisable within 60 days of September 30, 2008.

(6)	Includes 10,000 common shares and 112,333 common shares issuable upon the exercise of options.

(7)	Includes 2,326 common shares and 16,667 common shares issuable upon the exercise of options.

(8)	Includes 1,550 common shares and 25,778 common shares issuable upon the exercise of options.

(9)	Includes 539,288 common shares, of which 6,000 common shares are held in an IRA, and 1,000,000 shares issuable upon the exercise of options.
Executive Officers of the Company
     Set forth below is information about the executive officers of the Company:

Name	Position	Age

William R. Osgood, Ph.D.	President & Chief Operating Officer until July 30, 2007 then Chief Executive Officer	63
Matthew T. Plavan	Chief Financial Officer	44
John Chapman, Ph.D.	V.P. of Research & Development and Scientific Affairs until August 2008 then V.P. of Scientific and Clinical Affairs	54
John Groat	V.P. of Marketing	59
Sandra LaCava	V.P. of Sales	41
Philip H. Coelho	Former Chief Executive Officer until July 30, 2007, former Chief Technology Architect until May 1, 2008, currently a consultant	64
Dan Segal	Former V.P., Emerging Stem Cell Therapy until March 31, 2008	53
     The Board of Directors appoints the executive officers. Executive officers serve at the pleasure of the Board. There are no family relationships between any of the directors, executive officers or key employees.

Biographies
     The biography for Dr. Osgood can be found under Proposal 1 — Election of Directors.
     Matthew T. Plavan joined ThermoGenesis in May of 2005 as Chief Financial Officer. On September 23, 2008, the Compensation Committee promoted Mr. Plavan to Executive Vice President and Chief Financial Officer. Before joining the Company, Mr. Plavan served from 2002 to 2005 as Chief Financial Officer of StrionAir, Inc., an air purification product development and marketing company. Prior to that, Mr. Plavan was the Chief Financial Officer for a wireless device management company, Reason Inc., from 2000 to 2002. During the preceding seven years, 1993 through 2000, Mr. Plavan served in a number of key financial and operating leadership roles within McKesson and McKesson-acquired companies, including most recently, Vice President of Finance for a $300 million ehealth division. Prior to that, Mr. Plavan was an audit manager in the Audit and Risk Advisory Services group of Ernst & Young LLP. Mr. Plavan became a Certified Public Accountant in 1992. Mr. Plavan earned his bachelor’s degree in business economics from the University of California at Santa Barbara.
     Dr. John Chapman, Ph.D. joined the Company in June 2005 as the Executive Director of Scientific Affairs and was promoted to Vice President of Scientific Affairs in March 2006. Dr. Chapman was appointed Vice President of Research & Development and Scientific Affairs in August 2007 and upon the hiring of a Vice President of Research & Development in August 2008, his title changed to Vice President of Scientific and Clinical Affairs. Prior to joining the Company, Dr. Chapman was Sr. Vice President of Research and Development at V.I. Technologies (Vitex). Prior to joining Vitex, he had 16 years of experience working for Baxter Healthcare in the divisions of Applied Sciences and Transfusion Therapies. Dr. Chapman earned his Bachelor of Science Degree in Chemistry from West Texas State University and his Doctor of Philosophy Degree in Interdisciplinary Toxicology from the University of Arkansas for Medical Sciences.
     John D. Groat rejoined the Company in September 2007 as Vice President of Marketing. From April 2006 thru September 2007 he was the Vice President of Global Sales for Biolog, Inc, a privately held company that develops new cell analysis tools. Mr. Groat first joined ThermoGenesis in September 2000 as the Director of Marketing. He served in various marketing or sales positions until April 2006 including Director, Global Marketing and Director of Sales — Europe. Mr. Groat holds two degrees from Humboldt State University, a Bachelor of Science in Wildlife Management and a Bachelor of Arts in Biology.
     Sandra LaCava Wilson was promoted to Vice President of Sales in August 2007. She joined the Company in June 1999 as Regional Account Manager. Ms. LaCava Wilson has held various positions with the Company including Corporate Sales and Marketing Manager and Director of Global Sales, Cell Therapy. Prior to joining the Company, Ms. LaCava Wilson was employed by Pall Corp. as a Regional Sales Manager since 1993.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     This compensation discussion and analysis describes the material elements of the Company’s compensation programs as they relate to our executive officers who are listed in the compensation tables appearing elsewhere in this proxy statement. This compensation discussion and analysis focuses on the information contained in the following tables and related footnotes, but also describes other arrangements and actions taken since the end of fiscal 2008 to the extent such discussion enhances the understanding of our executive compensation for fiscal 2008. Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2008, as well as the other individuals included in the Summary Compensation Table, are referred to as the “named executive officers.”
Overview of Compensation Committee Role and Responsibilities
     The Compensation Committee of the Board of Directors oversees our compensation plans and policies, reviews and approves all decisions concerning the Chief Executive Officer and Chief Financial Officer’s compensation, which may further be approved by the Board, and administers our stock option and equity plans, including reviewing and approving stock option grants and equity awards under the plans. The Compensation Committee’s membership is determined by the Board and is composed entirely of independent directors.
     Management plays a role in the compensation-setting process. The most significant aspects of management’s role are to evaluate employee performance and recommend salary levels and equity compensation awards. Our Chief Executive Officer often makes recommendations to the Compensation Committee and the Board concerning compensation for other executive officers. Our Chief Executive Officer is a member of the Board but does not participate in Board decisions regarding any aspect of his own compensation. The Compensation Committee can retain independent advisors or consultants and has done so in the past.
Compensation Committee Process
     The Compensation Committee reviews executive compensation upon the signing of an employment agreement, an increase in responsibilities or other factors. With respect to equity compensation awarded to other employees, the Compensation Committee or the Board grants stock options, often after receiving a recommendation from our CEO. The Compensation Committee also evaluates proposals for incentive and performance equity awards, and other compensation, and is currently studying peer groups to assess criteria for such plans.
Compensation Philosophy
     The Compensation Committee emphasizes the important link between the Company’s performance, which ultimately affects stockholder value, and the compensation of its executives. Therefore, the primary goal of the Company’s executive compensation policy is to try to align the interests of the executive officers with the interests of the stockholders. In order to achieve this goal, the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities and skills are critical to the long-term success of the Company and reward them for their efforts in ensuring the success of the Company, (ii) align the Company’s compensation programs with the Company’s long-term business strategies and objectives, and (iii) provide variable compensation opportunities that are directly linked to the Company’s performance and stockholder value, including an equity stake in the Company. Our named executive officers’ compensation utilizes two primary components — base salary and long-term equity compensation — to achieve these goals. Additionally, the Compensation Committee may award discretionary bonuses to certain executives based on the individual’s contribution to the achievement of the Company’s strategic objectives.

Setting Executive Compensation
     We fix executive base compensation at a level we believe enables us to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the compensation that is paid by companies that we believe to be our competitors and by other companies with which we believe we generally compete for executives. In 2004 the Compensation Committee retained Pearl Meyer & Partners (PM&P) to assess the Company’s compensation programs for executive officers, the executive pay strategy and to identify possible revisions to our executive compensation programs. More recently, the Compensation Committee retained Frederic W. Cook & Co., Inc. to review director compensation and executive compensation, and has been working with them to assess incentive compensation reviews. The Compensation Committee reviewed a comprehensive comparison of the compensation and equity incentives paid to the Company’s Chief Financial Officer with that paid to similarly situated executives in the peer group. The peer group companies included in the fiscal 2008 assessment include Aastrom Biosciences, CardioTech, Cell Therapeutics, Cerus, CryoLife, Cytori, Dendreon, Endocare, Geron, Immunomedics, LifeCell and Stemcells Inc. In adjusting salaries, the Compensation Committee has historically set base salary at the midpoint range. Based on the executives experience and level of responsibility, salary may be set above or below the midpoint range. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between the components of base salary, long term equity compensation or discretionary bonuses. Also, there are no formal or informal policies regarding allocation between long-term and currently paid out compensation or between cash and non-cash compensation. This is due to the need to tailor each executive officer’s compensation to attract and retain that executive officer. Further, the Compensation Committee periodically reviews peer group compensation.
Base Salary
     The Company provides executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Subject to the provisions contained in employment agreements with executive officers concerning base salary amounts, base salaries of the executive officers are established based upon compensation data of comparable companies in our market, the executive’s job responsibilities, level of experience, individual performance and contribution to the business. We believe it is important for the Company to provide adequate fixed compensation to highly qualified executives in our competitive industry. In making base salary decisions, the Compensation Committee uses its discretion and judgment based upon personal knowledge of industry practice but does not apply any specific formula to determine the base salaries for the executive officers.
     Chief Executive Officer. In April 2007, the Company and Mr. Philip H. Coelho, Chairman and Chief Executive Officer of the Company, entered into a new three year employment agreement to further the Company’s strategic goal for succession planning. Under the agreement, (i) Mr. Coelho agreed to remain as Chief Executive Officer of the Company until his replacement is identified and retained, at which time he will serve as the Chief Technology Architect of the Company; and (ii) he will continue to serve as Chairman of the Board, at the Board’s discretion, for a period of three years. The agreement provided for an annual base salary of $360,000, which was his base salary level for fiscal 2006 and which the Company believes is competitive with other similar companies. The Compensation Committee retained Frederic W. Cook & Company to evaluate and opine on the proposal and terms. Effective July 30, 2007, Dr. William R. Osgood was appointed CEO and Mr. Coelho resigned as CEO. Thereafter, as part of final succession, Mr. Coelho and the Board of Directors converted his employment agreement to a consulting agreement with Mr. Coelho’s newly formed company PHC Medical, Inc. Further details of that agreement are contained in the section Related Party Transactions.

     Based on his new title and responsibilities, the Board of Directors increased Dr. Osgood’s annual base salary to $345,000. Subsequently, in April 2008, and based in large part on the housing economy in California and Colorado, being Dr. Osgood’s prior residence, the Compensation Committee further granted Dr. Osgood reimbursement for living expenses in an amount equal to one-half of his costs to maintain the second residence in Colorado which had been listed but not sold. To further incentivize Dr. Osgood’s permanent relocation, the Compensation Committee authorized additional expense reimbursement equal to the costs of maintaining the second house for a one year period, which amount could also be applied to a reduced purchase price in order to facilitate a faster sale. In total, Dr. Osgood was reimbursed $177,000 in additional relocation expenses, of which $19,000 was paid in fiscal 2007, $85,000 was paid in our fiscal year 2008, and $73,000 was paid in fiscal 2009.
     Chief Executive Officer. In August 2007, the Company entered into an employment agreement with William Osgood whereby Dr. Osgood agreed to serve as Chief Executive Officer. The agreement provided a base salary rate of at least $345,000 per year, subject to annual increases as may be determined. The Compensation Committee did not adjust Dr. Osgood’s base salary through fiscal 2008. The Compensation Committee did not adjust Dr. Osgood’s base salary through fiscal 2008.
     Chief Financial Officer. In May 2008, at the conclusion of the existing employment agreement, the Company entered into an employment agreement with Mr. Matthew Plavan whereby Mr. Plavan agreed to serve as Chief Financial Officer. The agreement provided for a base salary rate of at least $275,000 per year, subject to annual increases as may be determined.
     Vice President, Research & Development and Scientific Affairs. In March 2006, the Company entered into an employment agreement with Dr. John Chapman whereby Dr. Chapman agreed to serve as Vice President, Scientific Affairs. On August 22, 2007, Dr. Chapman was appointed Vice President, Research and Development and Scientific Affairs and his annual base salary was increased to $215,000 per year, subject to annual increases as may be determined.
     Vice President of Marketing. In September 2007, Mr. John Groat joined the Company as Vice President of Marketing with an annual base salary of $175,000, subject to adjustment from time to time.
     Vice President of Sales. Upon her promotion to Vice President of Sales in August 2007, Ms. Sandra LaCava Wilson’s base salary was increased to $150,000 per year.
     Vice President, Emerging Stem Cell Therapy. In February 2007, the Company entered into an employment agreement with Mr. Dan Segal whereby Mr. Segal agreed to serve as Vice President of Sales and Marketing with an annual base salary of $190,000. In August 2007, Mr. Segal was appointed Vice President, Emerging Stem Cell Therapy with no adjustments to his annual base salary. Effective March 31, 2008 Mr. Segal resigned his position.
Long-term Equity Compensation
     The Compensation Committee provides the Company’s executive officers with long-term equity compensation in the form of stock option grants or restricted stock grants under the Company’s 2006 Equity Incentive Plan (the “Equity Plan”). The ability to provide equity incentives, through the granting of stock options and other equity-based compensation, gives the Compensation Committee the ability to create a combination of cash and stock-based incentive compensation programs to promote high performance and achievement of corporate goals by executives and employees. The Compensation Committee believes that stock based compensation provides the Company’s executive officers with the opportunity to maintain an equity interest in the Company and to share in the appreciation of the value of the Company’s common stock, thereby motivating the executive to maximize long-term stockholder value. It is the Company’s practice to grant options or restricted stock from time to time to executive officers at the fair market value of the Company’s common stock on the date of grant. The option grants also place what can be a significant element of compensation at risk, because stock options have value for the executive only if the market price of the Company’s stock increases above the fair market value on the grant date and the executive remains in the Company’s employ for the period required for the shares to vest. The Compensation Committee considers each grant subjectively, considering factors such as the individual performance of the executive officer, the anticipated contribution of the executive officer to the attainment of the Company’s long-term strategic performance goals and the need to retain key employees. The number of stock options or restricted stock shares granted to other executives in prior years and the total number of shares available for issuance under the Equity Plans are also taken into consideration.
     Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities, in response to changes in industry practices and, occasionally, to achieve equity within a peer group. The Compensation Committee may, however, grant additional stock options to executives and employees for other reasons. Awards of equity-based compensation are not routinely made but may occur throughout the year. Stock options granted to the named executive officers have vesting schedules ranging from nine months to five years. Generally, we do not time the granting of our options or awards with any favorable or unfavorable news released by the Company, except that on occasion, the Compensation Committee times the grant to occur after information concerning the Company is publicly released. We do not have any program, plan or practice that requires us to grant equity-based awards on specified dates, other than for outside directors, as described elsewhere under the heading “Director Compensation”. Although the Company has historically only issued stock options and restricted shares, it may in the future grant stock appreciation rights, or other equity-based compensation as permitted in the Equity Plans and as determined appropriate by the Compensation Committee.
     In connection with his appointment in December 2006 as General Manager of Operations, on January 3, 2007, the Company granted a stock option to Dr. William Osgood to purchase up to 150,000 shares. The option vests in three equal annual installments on October 3, 2007, 2008 and 2009. In determining the amount of the grant, the Compensation Committee took into account Dr. Osgood’s experience, position and the number of options granted to other officers. At the July 27, 2007 meeting the Board of Directors reviewed Dr. Osgood’s employment agreement and granted the restricted stock award. The terms were clarified as 30,000 shares would be eligible for award in fiscal 2008 and 50,000 in fiscal 2009 subject to the Company meeting the revenue and profit goals in the Company’s business plan. In connection with his appointment to CEO, on August 1, 2007, the Compensation Committee granted a stock option to Dr. Osgood to purchase up to 320,000 shares. The option vests over three years, 1/3 each year, based on meeting annual performance objectives as approved by the Compensation Committee. The performance objectives established for the first one-third traunch of options (vesting date of August 1, 2008) were based on meeting the Company’s budget, resolving certain quality and supply issues, analyzing certain product lines of the Company and performing various strategic assessments.
     In connection with the increase in his job responsibilities, on April 26, 2007, the Compensation Committee approved an award of 10,000 shares of restricted common stock to Matthew Plavan, our Chief Financial Officer, one-half vesting immediately and the remainder on the first anniversary of the grant date. On August 10, 2007, the Compensation Committee granted a stock option to Mr. Plavan to purchase up to 175,000 shares. The option vests in three equal annual installments on August 10, 2008, 2009 and 2010. In determining the amount of the grant, the Compensation Committee took into account Mr. Plavan’s performance over the prior year, his level of responsibilities and the number of options granted to other officers. Effective May 31, 2008, concurrent with signing his new employment agreement, the Compensation Committee granted a stock option to Mr. Plavan to purchase up to 100,000 shares. The option vests in three equal annual installments on May 31, 2009, 2010 and 2011. In determining the amount of the grant, the Compensation Committee took into account Mr. Plavan’s performance over the term of his prior contract and the number of options granted to other officers.

     On August 10, 2007, the Compensation Committee granted a stock option to Dr. John Chapman to purchase up to 80,000 shares. The option vests in three equal annual installments on August 10, 2008, 2009 and 2010. In determining the amount of the grant, the Compensation Committee took into account Dr. Chapman’s performance over the prior year, his promotion to vice president and the number of options granted to other officers.
     On September 13, 2007, the Compensation Committee granted a stock option to Mr. John Groat to purchase up to 50,000 shares. The option vests in three equal annual installments on September 13, 2008, 2009 and 2010. In determining the amount of the grant, the Compensation Committee took into account the recommendation from the CEO and the number of options granted to other officers.
     On August 10, 2007, the Compensation Committee granted a stock option to Ms. Sandra LaCava Wilson to purchase up to 48,000 shares. The option vests in three equal annual installments on August 10, 2008, 2009 and 2010. In determining the amount of the grant, the Compensation Committee took into account the recommendation from the CEO, Ms. LaCava Wilson’s performance over the prior year and the number of options granted to other officers.
Bonuses
     The bonus component of executive compensation is designed to reflect the Compensation Committee’s belief that a portion of the compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each executive officer. The bonus is intended to motivate and reward executive officers by allowing the executive officers to directly benefit from the success of the Company. We have not historically paid any automatic or guaranteed bonuses to our executive officers. However, we have from time to time paid signing, retention or other bonuses to particular executive officers. All executive employment contracts provide generally for a discretionary bonus of up to 35% of the executive’s base salary, which is to be determined by the Compensation Committee based on individual performance criteria and Company achievement of profitability during the year.
     The Compensation Committee did not establish any specific cash bonus plans for the named executive officers with respect to the fiscal 2008 year, and did not pay any cash bonuses to any named executive officers with respect to the fiscal 2008 year in light of the Company’s performance and lack of profitability during 2008.
     As Vice President of Sales, Ms. LaCava Wilson was eligible for a sales commission program, which was established in August 2007 by the former Vice President of Sales and Marketing and approved by the CEO. The commissions were paid out quarterly based on a certain percentage of sales revenue per each product line.
401(k) Plan
     The Company maintains a retirement savings plan, or 401(k) Plan, for the benefit of our executives and employees. Our 401(k) Plan is intended to qualify as a defined contribution arrangement under the Internal Revenue Code (Code). Participants may elect to defer a percentage of their eligible pretax earnings each year or contribute a fixed amount per pay period up to the maximum contribution permitted by the Code. All participants’ plan accounts are 100% vested at all times. All assets of our 401(k) plan are currently invested, subject to participant-directed elections, in a variety of mutual funds chosen from time to time by the Plan Administrator. Distribution of a participant’s vested interest generally occurs upon termination of employment, including by reason of retirement, death or disability. Historically, we have not made matching contributions to the 401(k) Plan.

Severance and Change in Control Agreements
     The Company has entered into employment agreements with Dr. Osgood, our CEO, Mr. Plavan, our CFO, and Dr. Chapman, our Vice President of Scientific and Clinical Affairs. These agreements include provisions for severance payments in certain circumstances. Except for those named, the Company has moved away from employment agreements in general. Following our fiscal year end, and in review of executive compensation in general, the Compensation Committee evaluated change in control provisions, and granted similar change of control provisions to all named executive officers. The Compensation Committee considers these agreements to provide the named executive officers with the ability to make appropriate, informed decisions on strategy and direction of the Company that may adversely impact their particular positions, but nevertheless are appropriate for the Company and its shareholders. Our Compensation Committee believes that companies should provide reasonable severance benefits to employees, recognizing that it may be difficult for them to find comparable employment within a short period of time and that severance arrangements may be necessary to attract highly qualified officers in a competitive hiring environment. Additional information concerning the terms of the Company’s employment, severance and change in control arrangements appears elsewhere in this proxy statement under the headings, “Employment Agreements” and “Potential Payments Upon a Change in Control”.
     Under the employment agreements, in general, in the event the executive is terminated without cause the executive is entitled to twelve months of base salary. Additionally, under Mr. Plavan’s employment agreement, if his contract is not renewed, he will receive monthly severance for up to twelve months or until employed elsewhere, which ever comes first.
     Under the employment agreements and the change in control agreements granted to other executives, in the event the executive is terminated as a result of a change in control, the executive is entitled to a lump-sum payment equal to two or three years of base salary.
Perquisites and Other Personal Benefits
     The Company’s executive officers participate in the Company’s other benefit plans on the same terms as other employees. These plans include medical, dental, life and disability insurance. Relocation benefits also are reimbursed and are individually negotiated when they occur. The Company reimburses each executive officer for all reasonable business and other expenses incurred by them in connection with the performance of their duties and obligations under their employment agreements. The Company does not provide named executive officers with any significant perquisites or other personal benefits.
Accounting and Tax Considerations
     Effective July 1, 2005, we adopted the fair value recognition provisions of FASB Statement No. 123R, “Share-Based Payment”, or SFAS No. 123R. Under SFAS No. 123R, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. Compensation expense and tax considerations relating to the expense of stock options under FAS 123R are one of the many factors considered in the determination of stock option awards. With respect to equity compensation awards, any gain recognized by employees from the exercise of nonqualified options with an exercise price equal to the fair market value of the shares on the date of grant should be deductible. In addition, if we grant restricted stock that is not subject to performance vesting, they may not be fully deductible by us at the time the award is otherwise taxable to employees.

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of up to $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation.” To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals and due to the Company’s substantial net operating loss carry forwards, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. The Compensation Committee intends to continue to evaluate the effects of the compensation limits of Section 162(m) and to grant compensation awards in the future in a manner consistent with the best interests of the Company and it’s shareholders.
Compensation Committee Report
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section with management and recommends that the Compensation Discussion and Analysis section be included in this proxy statement and included or incorporated by reference in the Company’s Annual Report on Form 10-K.
Respectfully Submitted,
THERMOGENESIS CORP.
COMPENSATION COMMITTEE
Hubert Huckel, M.D., Chairman
Patrick McEnany
Woodrow Myers, M.D.
Tiffany Olson
Independent Directors of the Company

Summary Compensation Table
     The following table sets forth certain information regarding the compensation paid to our named executive officers for all of the services they rendered to the Company.
SUMMARY COMPENSATION TABLE

					Stock		All Other
					Awards	Option	Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)	($)(1)	Awards ($)(1)	($)		Total ($)

William R. Osgood, Ph.D.	2008	341,000		—	—	102,000	89,000	(2)	532,000
Chief Executive Officer	2007	136,000	(3)	—	—	43,515	19,225	(4)	198,740

Matthew T. Plavan	2008	233,000		—	14,000	107,000	6,000	(5)	360,000
Chief Financial Officer	2007	199,981		—	19,833	56,602	4,219	(5)	280,635

John Chapman, Ph.D.	2008	210,000		—	—	63,000	8,000	(5)	281,000
V.P., Scientific Affairs	2007	175,000		—	—	40,463	5,553	(5)	221,016

John Groat	2008	145,000	(3)	—	—	12,000	—		157,000
V.P., Marketing

Sandra LaCava	2008	146,000		67,000	—	16,000	—		229,000
V.P., Sales

Philip H. Coelho	2008	303,000	(3)	—	1,417,000	—	18,000	(6)	1,738,000
Former Chief Technology Architect	2007	360,000		—	283,000	305,004	16,756	(7)	964,760

Dan Segal	2008	143,000	(3)	—	—	30,000	7,000	(5)	180,000
Former V.P., Emerging Stem Cell Therapy

(1)	The amounts reported in the Stock Awards and Option Awards columns reflect the dollar amounts recognized as stock-based compensation expense in fiscal 2008 and fiscal 2007 for financial accounting purposes (excluding the effect of any estimate of future forfeitures, and reflecting the effect of any actual forfeitures) determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“FAS 123R”). See Note 1 of Notes to Financial Statements set forth in our Annual Report on Form 10-K for fiscal 2008 for the assumptions used in determining such amounts.

(2)	Represents payment of $65,000 for reimbursement of living expenses for prior residence prior to sale of residence, $20,000 for reimbursable expenses related to relocation activities per Dr. Osgood’s employment agreement and $4,000 in accrued vacation.

(3)	Represents payment for a partial year of employment.

(4)	Represents payment for reimbursable expenses related to relocation activities per Dr. Osgood’s employment agreement.

(5)	Represents accrued vacation pay.

(6)	Represents payment of $15,000 in accrued vacation and $3,000 for a term life insurance policy for the benefit of Mrs. Coelho.

(7)	Represents payment of $13,846 in accrued vacation and $2,910 for a term life insurance policy for the benefit of Mrs. Coelho.

Grants of Plan-Based Awards for 2008
     The following table provides information relating to stock and options awarded during the fiscal year ended June 30, 2008.

						All Other
					All Other Stock	Option Awards:
					Awards:	Number of	Exercise or	Grant Date Fair
					Number of	Securities	Base Price of	Value of Stock
	Grant				Shares of Stock	Underlying	Option Awards	and Option
Name	Date		Date of Meeting		or Units (#)	Options (#)	($/SH)(1)	Awards

William Osgood	8/1/07	(2)	7/27/07	(3)	—	320,000	$2.38	$360,000
	7/27/07	(4)	7/27/07		80,000	—	—	$206,000

Matthew Plavan	8/10/07	(5)	8/10/07		—	175,000	$2.31	$163,000
	5/31/08		5/28/08	(6)	—	100,000	$1.48	$62,000

John Chapman	8/10/07	(5)	8/10/07		—	80,000	$2.31	$74,000

John Groat	9/13/07	(7)	9/13/07		—	50,000	$2.20	$44,000

Sandra LaCava	8/10/07	(5)	8/10/07		—	48,000	$2.31	$45,000

(1)	The exercise price of the options is equal to the closing market price of the common stock on the grant date.

(2)	The option award shown vests one third August 1, 2008, one third August 1, 2009 and one third August 1, 2010, based on meeting annual performance objectives as approved by the Compensation Committee of the Board of Directors. The performance objectives established for the first one-third traunch of options (vesting date of August 1, 2008) were based on meeting the Company’s budget, resolving certain quality and supply issues, analyzing certain product lines of the Company and performing various strategic assessments. On October 26, 2007, the Board of Directors approved the Company’s budget. As such, October 26, 2007 is considered to be the original measurement date for the first traunch of options, computing to a fair value of $101,000. At the April 10, 2008 Compensation Committee meeting, the Committee modified the first traunch of options by assigning a percentage and weighting to each of the performance conditions established versus an all or none basis with a resulting fair value of $40,000 for the first traunch of options.

(3)	At the July 27, 2007 Compensation Committee meeting, the grant date of the option awards was set as August 1, 2007, the effective date of Dr. Osgood’s Chief Executive Officer employment agreement.

(4)	The restricted stock award shown vests 30,000 shares on July 27, 2008 and 50,000 shares on July 1, 2009, subject to the Company meeting the revenue and profit goals in the Company’s business plan as submitted by the CEO and approved by the Board of Directors. As the Company did not meet the revenue and profit goals for fiscal 2008, the 30,000 shares expired.

(5)	The option award shown vests one-third August 10, 2008, one-third August 10, 2009 and one-third August 10, 2010.

(6)	At the May 28, 2008 Compensation Committee meeting, the grant date of the option awards was set as May 31, 2008, the effective date of the new employment agreement.

(7)	The option award shown vests one-third September 13, 2008, one-third September 13, 2009 and one-third September 13, 2010.

Outstanding Equity Awards at Fiscal Year-End
     The following table provides information about outstanding option and stock awards held by the named executive officers as of June 30, 2008. The awards granted in fiscal 2008 are also disclosed in the Grants of Plan-Based Awards Table and the related compensation cost is disclosed in the Summary Compensation Table.

	Option Awards						Stock Awards
				Equity
				Incentive				Equity Incentive
				Plan			Equity Incentive	Plan Awards;
				Awards;			Plan Awards:	Market or
	Number of	Number of		Number of			Number of	Payout Value of
	Securities	Securities		Securities			Unearned Shares,	Unearned
	Underlying	Underlying		Underlying			Units or Other	Shares, Units or
	Unexercised	Unexercised		Unexercised	Option	Option	Rights That	Other Rights
	Options (#)	Options (#)		Unearned	Exercise	Expiration	Have Not	that Have Not
Name	Exercisable	Unexercisable		Options (#)	Price ($)	Date	Vested (#)	Vested ($)

William Osgood	50,000	100,000	(1)		$4.29	1/3/10	—	—
	—	—		320,000 (2)	$2.38	8/1/11	—	—
	—	—		—	—	—	80,000 (3)	112,000

Matthew Plavan	54,000	36,000	(4)	—	$4.01	5/31/12	—	—
	—	175,000	(5)	—	$2.31	8/10/11	—	—
	—	100,000	(6)	—	$1.48	5/31/12	—	—

John Chapman	36,000	24,000	(7)	—	$4.30	6/13/12	—	—
	—	80,000	(5)	—	$2.31	8/10/11	—	—

John Groat	—	50,000	(8)	—	$2.20	9/13/11	—	—

Sandra LaCava	2,500	—		—	$3.15	10/29/08	—	—
	4,650	—		—	$3.58	8/9/09	—	—
	889	—		—	$4.11	2/23/09	—	—
	889	—		—	$4.11	2/23/10	—	—
	—	890	(9)	—	$4.11	2/23/11	—	—
	850	—		—	$2.88	5/16/10	—	—
	—	850	(10)	—	$2.88	5/16/11	—	—
	—	850	(11)	—	$2.88	5/16/12	—	—
	—	48,000	(5)	—	$2.31	8/10/11	—	—

Philip Coelho	1,000,000	—		—	$2.12	6/28/09	—	—

(1)	50,000 options to vest on each of October 3, 2008 and October 3, 2009.

(2)	The option award shown vests one third August 1, 2008, one third August 1, 2009 and one third August 1, 2010, based on meeting annual performance objectives as approved by the Compensation Committee of the Board of Directors.

(3)	The restricted stock award shown vests 30,000 shares on July 27, 2008 and 50,000 shares on July 1, 2009, subject to the Company meeting the revenue and profit goals in the Company’s business plan as submitted by the CEO and approved by the Board of Directors. As the Company did not meet the revenue and profit goals for fiscal 2008, the 30,000 shares expired.

(4)	18,000 options to vest on each of May 31, 2009 and May 31, 2010.

(5)	One-third vests on each of August 10, 2008, August 10, 2009 and August 10, 2011.

(6)	One-third vests on each of May 31, 2009, May 31, 2010 and May 31, 2011.

(7)	12,000 options to vest on each of June 13, 2009 and June 13, 2010.

(8)	One-third vests on each of September 13, 2008, September 13, 2009 and September 13, 2010.

(9)	Option award vests on February 23, 2009.

(10)	Option award vests on May 16, 2009.

(11)	Option award vests on May 16, 2010.
Option Exercises and Stock Vested for 2008
     The following table provides information about stock options exercises by the named executive officers during the fiscal year ended June 30, 2008.

	Option Awards		Stock Awards
	Number of
	Shares		Number of Shares	Value
	Acquired on	Value Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)(1)	Vesting (#)	Vesting ($)(2)

Philip Coelho	125,000	181,000	500,000	822,000

Matt Plavan			5,000	8,000

(1)	The amount shown in the Value Realized on Exercise column represents the difference between the stock option exercise price and the fair market value of our common stock at the time of exercise.

(2)	The amount shown in the Value Realized on Vesting column represents the fair market value of our common stock on the date of vesting.
Potential Payments upon Termination and Change in Control
     The following table describes the potential payments upon a hypothetical termination without cause or due to a change of control of the Company on June 30, 2008 for the NEO’s. The actual amounts that may be paid upon an executive’s termination of employment can only be determined at the actual time of such termination.

			Termination
			Following a
	Termination		Change of
	Without Cause ($)		Control(1) ($)
Employment Agreement
William Osgood	345,000	(2)	1,035,000
Matt Plavan	275,000	(2)	825,000
John Chapman	107,500	(3)	645,000
Offer Letter or Change of Control Agreement
John Groat	87,500	(4)	350,000 (5)
Sandra LaCava Wilson	—		433,000 (5)
Stock Options(6)

(1)	Payable in a lump-sum payment.

(2)	Payable in installments at least twice monthly for one year or a lump-sum payment at the time of termination, at Company’s election.

(3)	Payable in installments at least twice monthly for six months or a lump-sum payment at the time of termination, at Company’s election.

(4)	Payments upon termination without cause at the lesser of six months salary or until fully employed elsewhere.

(5)	Change in Control Provision Agreements entered into August 12, 2008.

(6)	This table does not include an estimate for the acceleration of vesting of stock options upon a change of control as this benefit is available to all employees with outstanding stock options as provided in the Equity Plans.
Under the employment agreement of Dr. Osgood “cause” is defined as:
i)	Willful or habitual material breach of Executive’s duties;

ii)	Intentional and material fraud, dishonesty, deliberate injury or material misrepresentation by Executive to Employer or any others;

iii)	embezzlement, theft or conversion;

iv)	unauthorized disclosure or other use of the Company’s trade secrets, customer lists or confidential information;

v)	habitual misuse of alcohol or any non-prescribed drug or intoxicant;

vi)	willful misconduct that causes material harm to the Company;

vii)	willful violation of any other standards of conduct as set forth in the Company’s employee manual and policies;

viii)	conviction of or plea of guilty or nolo contendere to a felony or to a misdemeanor involving moral turpitude;

ix)	continuing failure to communicate and fully disclose material information to the Board of Directors; the failure of which would adversely impact the Company or may result in a violation of state or federal securities laws, or

x)	debarment by an federal agency that would limit or prohibit the Executive from serving in his capacity under the agreement.
Under the employment agreements of Mr. Plavan and Dr. Chapman “cause” is defined as:
i)	willful or habitual breach of employee’s duties;

ii)	fraud or intentional material misrepresentation by employee;

iii)	theft or conversion

iv)	unauthorized disclosure or other use of the Company’s trade secrets, customer lists or confidential information;

v)	habitual misuse of alcohol or any non-prescribed drug or intoxicant;

vi)	debarment by any federal agency that would limit or prohibit the executive from serving in his capacity under the agreement;

vii)	willful violation of any other standards of conduct as set forth n the Company’s employee manual and policies.
Under each employment agreement and the change in control agreements, “change of control” means an event involving one transaction or a related series of transaction in which one of the following occurs:
i)	the Company issues securities equal to 33% or more of the Company’s issued and outstanding voting securities, determined as a single class;

ii)	the Company issues securities equal to 33% or more of the issued and outstanding common stock of the Company in connection with a merger, consolidation or other business combination;

iii)	the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving company; or

iv)	all or substantially all of the Company’s assets are sold or transferred.

Each executive’s employment agreement also includes a one year non-competition provision and a one year non-solicitation provision.
Actual Payments upon Termination
     The following table describes the actual payments upon termination of the employment of Philip Coelho. Mr. Coelho’s employment terminated effective May 1, 2008.

		Medical and Health
	Base Salary	Benefits
Philip H. Coelho	$0	$1,239.69 (1)

(1)	Payable monthly for term of COBRA coverage, generally 18 months.
DIRECTOR COMPENSATION
     All of our non-employee directors earned director compensation in 2008 in the form of retainers and meeting fees as set forth in the following table.

Annual non-executive chairman of the board retainer	$60,000
Quarterly director retainer	$6,000
Annual retainer for chairman of a committee	$5,000
Monthly chairman of the scientific advisory board retainer	$2,000
Fee for each board meeting attended	$1,500
Fee for each committee meeting attended	$1,000
     In addition, we reimburse our directors for their reasonable expenses incurred in attending meetings of the Board and its committees.
     On the first business day of the fiscal year, each of our non-employee directors who have served for one full year automatically receives a nonqualified stock option grant of 15,000 shares. Upon the initial election of any new non-employee director, the director receives a nonqualified stock option grant of 25,000 shares. In both instances, the exercise price is equal to the closing price of the common stock on the date of grant. The options vest over three years and the director continues to vest in the option even if service has terminated.
Director Compensation Table
     The following table sets forth the compensation received by each of the Company’s non-employee Directors. Each non-employee director is considered independent under NASD listing standards. William Osgood, the Chief Executive Officer of the Company and Philip Coelho, former CEO and CTA were members of the Board of Directors in fiscal 2008 and received no additional compensation for serving on the Board. Their compensation is described in the Summary Compensation Table above.

	Fees Earned or	Option
	Paid in Cash	Awards(1)(2)		Total
Name	($)	($)		($)
Dr. Hubert Huckel	113,000	36,000	(3) (4)	149,000
Mr. Patrick McEnany	52,000	18,000	(3)	70,000
Dr. Woodrow Myers	45,000	18,000	(3)	63,000
Dr. Mahendra Rao	12,000	17,000	(5)	29,000
Mr. George Barry, resigned effective September 11, 2007	12,000	18,000	(3)	30,000

(1)	The amounts reported in the Option Awards column reflect the dollar amounts recognized as stock-based compensation expense in fiscal 2008 for financial accounting purposes (excluding the effect of any estimate of future forfeitures, and reflecting the effect of any actual forfeitures) determined in accordance with FAS 123R. See Note 1 of Notes to Financial Statements set forth in our Annual Report on Form 10-K for fiscal 2008 for the assumptions used in determining such amounts.

(2)	The following table sets forth the aggregate number of option awards held by each non-employee director as of June 30, 2008:

Aggregate Number of
Name	Option Awards
Dr. Hubert Huckel	81,000
Mr. Patrick McEnany	56,000
Dr. Woodrow Myers	40,000
Dr. Mahendra Rao	25,000
Mr. George Barry	56,000

(3)	$18,000 reflects the grant date fair value of the annual option awarded to existing directors who have served for one full year.

(4)	The Compensation committee awarded Dr. Huckel options to purchase up to 25,000 shares on April 25, 2008. The grant date fair value of this award was $18,000.

(5)	Amount shown relates to Dr. Rao’s grant of 25,000 shares upon his appointment in March 2008 and reflects the grant date fair value of this award.
COMMITTEES OF THE BOARD OF DIRECTORS
Governance and Nominating Committee
     The Governance and Nominating Committee formed during fiscal 2007 to address general governance and policy oversight; succession planning; to identify qualified individuals to become prospective Board Members and make recommendations regarding nominations for the Board of Directors; to advise the Board with respect to appropriate composition of Board committees; to advise the Board about and develop and recommend to the Board appropriate corporate governance documents and assist the Board in implementing guidelines; to oversee the annual evaluation of the Board and the Company’s Chief Executive Officer, and to perform such other functions as the Board may assign to the committee from time to time. The Governance and Nominating Committee has a Charter which is available on the Company’s website at www.thermogenesis.com. The Governance and Nominating Committee consists of three independent directors: Mr. McEnany (Chairman), Dr. Huckel and Dr. Myers. In September 2008, Ms. Olson was appointed to the Governance & Nominating Committee.

Audit Committee
     The Audit Committee of the Board of Directors makes recommendations regarding the retention of the independent registered public accounting firm, reviews the scope of the annual audit undertaken by our independent registered public accounting firm and the progress and results of their work, reviews our financial statements, and oversees the internal controls over financial reporting and corporate programs to ensure compliance with applicable laws. The Audit Committee reviews the services performed by the independent registered public accounting firm and determines whether they are compatible with maintaining the registered public accounting firm’s independence. The Audit Committee has a Charter, which is reviewed annually and as may be required due to changes in industry accounting practices or the promulgation of new rules or guidance documents. The Audit Committee Charter is available on the Company’s website at www.thermogenesis.com. The Audit Committee consists of three independent directors as determined by NASD listing standards: Mr. McEnany (Audit Committee Chairman), Dr. Huckel and Dr. Myers. Mr. McEnany is qualified as an Audit Committee Financial Expert as defined in Regulation S-K Item 407(d)(5)(ii).
Compensation Committee
     The Compensation Committee of the Board of Directors reviews and approves executive compensation policies and practices, reviews salaries and bonuses for our CEO & CFO, administers the Company’s stock option plans and other benefit plans, and considers other matters as may, from time to time, be referred to them by the Board of Directors. The Compensation Committee has a charter which is available on the Company’s website at www.thermogenesis.com. The members of the Compensation Committee are Dr. Huckel (Compensation Committee Chairman), Mr. McEnany, Dr. Myers and Ms. Olson.
Compensation Committee Interlocks and Insider Participation
     During the last completed fiscal year, Dr. Huckel, Mr. McEnany and Dr. Myers served on our Compensation Committee. None of the members of our Compensation Committee were at any time an officer or employee of ours. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more executive officers serving as a member of our Compensation Committee.
Strategic Assessments Committee
     The Strategic Assessments Committee of the Board, formed in May 2008, is responsible for oversight on strategic initiatives and to respond to strategic initiatives that are not in the ordinary course of business, and to assist and advise management with respect to, and monitor and oversee on behalf of the Board, corporate development activities and strategic alternatives under consideration from time to time by the Company, including, but not limited to, acquisitions, strategic alliances, joint ventures, divestitures, mergers, and other similar corporate transactions. The members of the Strategic Assessments Committee are Mr. McEnany (Chairman), Dr. Huckel, Dr. Rao, and beginning in September 2008, Ms. Olson.
Nominations to the Board of Directors
     Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of the medical device industry. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

     The Board of Directors has a Governance and Nominating Committee. The Board believes given the diverse skills and experience required to grow the Company that the input of all members is important for considering the qualifications of individuals to serve as directors. In fiscal 2007, the Governance & Nominating Committee retained DHR International, Inc. to identify potential Board of Director candidates. The Governance and Nominating Committee recommends a slate of directors for election at the annual meeting. In accordance with Nasdaq rules, the slate of nominees is approved by a majority of the independent directors. Dr. Huckel, Mr. McEnany, Dr. Myers and Ms. Olson, each members of the Governance and Nominating Committee, are independent as defined in the NASD listing standards.
     In carrying out its responsibilities, the Board will consider candidates suggested by stockholders. If a stockholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws. Suggestions for candidates to be evaluated by the Nominating Committee must be sent to Assistant Corporate Secretary, 2711 Citrus Road, Rancho Cordova, California 95742.
     In fiscal 2008, the Board of Directors met nine (9) times, the Audit Committee met five (5) times, the Compensation Committee met seven (7) times, the Governance and Nominating Committee met nine (9) times and the Strategic Assessments Committee met one (1) time. Each director attended all of the meetings of the Board of Directors held while serving as a director. Each director attended all of the meetings of the committees upon which he served, except for Mr. McEnany, who missed one audit committee meeting; and Dr. Myers, who missed one audit committee meeting and two governance and nominating committee meetings. All Directors attended the 2007 annual meeting of stockholders. The Board requires all Directors to attend the annual stockholder meeting unless there is an emergency.
     Stockholders may send communications to the Board by mail to the Chairman of the Board, ThermoGenesis Corp., 2711 Citrus Road, Rancho Cordova, California 95742.
Audit Committee Report
     The Audit Committee oversees the financial reporting process for the Company on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee (i) reviews the financial statements, (ii) reviews management’s and the independent auditor’s results of testing of the internal controls over the financial reporting process, (iii) reviews and concurs with managements appointment, termination or replacement of the Chief Financial Officer, (iv) consults with and reviews the services provided by the Company’s independent auditors and makes recommendations to the Board of Directors regarding the selection of the independent auditors, and (v) reviews reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies. The Company’s management has primary responsibility for preparing the financial statements and establishing the Company’s financial reporting process and internal control over financial reporting. Company management is also responsible for its assessment of the effectiveness of internal control over financial reporting. The Company’s independent auditors, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles. The independent auditors are also responsible for issuing a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibilities include oversight of these processes.

     In accordance with Statements on Auditing Standards (SAS) No. 61 (codification of Statements on Auditing Standards, AU§ 380), as amended by SAS 89 and SAS 90, and Rule 2-07, “Communications with Audit Committees,” of Regulation S-X, the audit committee had discussions with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the reports. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Audit Committee has discussed with the independent auditors their independence from the Company and its management and the independent auditors provided the written disclosures and the letter required by Independence Standards Board Standard No. 1 and considered the compatibility of non-audit services with the auditors’ independence.
     The Audit Committee has also met and discussed with the Company’s management, and its independent auditors, issues related to the overall scope and objectives of the audits conducted, the internal controls used by the Company and the selection of the Company’s independent auditors. In addition, the Audit Committee discussed with the independent auditors, with and without management present, the specific results of audit investigations and examinations and the auditor’s judgments regarding any and all of the above issues.
     Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2008, for filing with the Securities and Exchange Commission.

Respectfully submitted, THERMOGENESIS CORP. AUDIT COMMITTEE Mr. Patrick McEnany, Chairman Dr. Hubert Huckel Dr. Woodrow Myers Independent Directors of the Company

Equity Compensation Plan Information
     The following table provides information for all of the Company’s equity compensation plans and individual compensation arrangements in effect as of June 30, 2008.

	Number of	Weighted-
	securities to be	average exercise	Number of securities
	issued upon	price of	remaining available for
	exercise of	outstanding	future issuance under
	outstanding	options,	equity compensation plans
	options, warrants	warrants and	(excluding securities
Plan Category	and rights	rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,994,937	$2.64	2,259,031
Equity compensation plans not approved by security holders	—	—	—

Total	2,994,937		2,259,031

(1)	Under the Company’s 2006 Equity Incentive Plan, the number of shares of common stock equal to six percent (6%) of the number of outstanding shares of the Company are authorized to be used. Under this provision, the number of shares available to grant for awards will increase at the beginning of each fiscal year if additional shares of common stock were issued in the preceding fiscal year.
Section 16(a) Beneficial Ownership Reporting Compliance
     Based solely upon a review of Forms 3, 4 and 5 delivered to the Company as filed with the Securities and Exchange Commission, directors and officers of the Company and persons who own more than 10% of the Company’s common stock timely filed all required reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended.
Certain Relationships and Related Party Transactions
     In August 2007, Mr. Coelho, our former CEO, transitioned to a newly created position as Chief Technology Architect under his then current employment agreement. In May 2008, as part of succession and operational control by Dr. Osgood, our new CEO, we asked Mr. Coelho to change his status from that of an employee to a consultant, and we converted his employment agreement to a consulting agreement with his newly formed company PHC Medical, Inc. The essential terms of the consulting agreement provided for the same compensation that Mr. Coelho received under the terms of his employment agreement except that there is no change of control provision for additional compensation. Upon entering into the consulting arrangement the employment agreement was terminated by mutual consent. Mr. Coelho was still a director of the Company at the time of the change in relationship, and our independent directors, with the concurrence of the Governance and Nominating Committee, reviewed and approved the terms of the arrangement. Pursuant to the terms of the consulting agreement, the Company continues to retain exclusive rights for intellectual property created by Mr. Coelho, and retains his services in connection with ongoing development. The consulting agreement ends, by its terms, in May 2010. Mr. Coelho is responsible for his office, travel, assistants, and related expenses, which he must account for to the Company, and he receives $43,648 monthly for all such services and expenses.

Legal Proceedings
     The Company and its property are not a party to any pending legal proceedings. In the normal course of operations, the Company may have disagreements or disputes with employees, vendors or customers. These disputes are seen by the Company’s management as a normal part of business, and there are no pending actions currently or no threatened actions that management believes would have a significant material impact on the Company’s financial position, results of operations or cash flows.
Board Operating and Governance Guidelines
     Our Board of Directors has adopted a number of operating and governance guidelines, including the following:
–	Majority of the members of the board should be independent directors;

–	Formalization of the ability of each committee to retain independent advisors;

–	Performance of an annual assessment of the Board’s performance by the Governance and Nominating Committee;

–	Directors will have open access to the Company’s management; and

–	Independent directors may meet in executive session prior to or after each regularly scheduled Board meeting.
A copy of our Board Operating and Governance Guidelines may be found on our website, www.thermogenesis.com.
Code of Ethics
     We have adopted a code of ethics that applies to all employees including our CEO, CFO, Controller or any person performing similar functions. A copy of our code of ethics can be found on our website at www.thermogenesis.com. The Company will report any amendment or wavier to the code of ethics on our website within five (5) days.
Stockholder Proposals
     Proposals by stockholders intended to be presented at the 2009 Annual Meeting of Stockholders must be received by us not later than July 16, 2009, for consideration for possible inclusion in the proxy statement relating to that meeting. All proposals must meet the requirements of Rule 14a-8 of the Exchange Act.
     For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead intended to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if the Company (a) receives notice of the proposal before the close of business on October 15, 2009, and advises stockholders in the next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on October 15, 2009
     Notices of intention to present proposals at the 2009 Annual Meeting should be addressed to the Assistant Corporate Secretary, ThermoGenesis Corp., 2711 Citrus Road, Rancho Cordova, California 95742. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
Additional Information
     The Annual Report on Form 10-K for the fiscal year ended June 30, 2008, including audited consolidated financial statements, has been mailed to stockholders concurrently with this proxy statement, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material. The Company is required to file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other information with the SEC. The public can obtain copies of these materials by visiting the SEC’s Public Reference 100 F Street, N.E., Washington, D.C. 20549, by calling the SEC at 1-800-SEC-0330, or by accessing the SEC’s website at www.sec.gov.

     Additional copies of the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2008, will be provided to stockholders without charge upon request. Stockholders should direct any such requests to ThermoGenesis Corp., 2711 Citrus Road, Rancho Cordova, California 95742, Attention: Matthew T. Plavan, Chief Financial Officer.
Other Business
     We do not know of any business to be presented for action at the meeting other than those items listed in the notice of the meeting and referred to herein. If any other matters properly come before the meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof in accordance with their best judgment pursuant to discretionary authority granted in the proxy.
     ALL STOCKHOLDERS ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS MAY REVOKE ANY PROXY IF SO DESIRED AT ANY TIME BEFORE IT IS VOTED.

By Order of the Board of Directors

/s/ David C. Adams

David C. Adams,
Corporate Secretary
October 22, 2008
Rancho Cordova, California

PROXY	PROXY
ThermoGenesis Corp.
2711 Citrus Road
Rancho Cordova, CA 95742
Telephone (916) 858-5100
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints William R. Osgood and Matthew T. Plavan as proxies, each with full power to appoint substitutes, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of common stock of ThermoGenesis Corp. held of record by the undersigned as of October 22, 2008, at the Annual Meeting of Stockholders to be held at Sacramento Marriott Rancho Cordova, located at 11211 Point East Dr., Rancho Cordova, Ca. 95742, at 9:00 a.m., (PST), on December 16, 2008, and any adjournments or postponements thereof, and hereby ratifies all that said attorneys and proxies may do by virtue hereof.
PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED AND FOR PROPOSAL 2.
PLEASE MARK VOTE IN BRACKET IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]
1.	Election of Directors to serve until the Annual Meeting of Stockholders for the fiscal year 2009.
Nominees

Hubert E. Huckel, M.D.	[ ]	FOR	[ ]	WITHHOLD AUTHORITY
Patrick McEnany	[ ]	FOR	[ ]	WITHHOLD AUTHORITY
Woodrow A. Myers, M.D.	[ ]	FOR	[ ]	WITHHOLD AUTHORITY
Tiffany Olson	[ ]	FOR	[ ]	WITHHOLD AUTHORITY
William R. Osgood, Ph.D.	[ ]	FOR	[ ]	WITHHOLD AUTHORITY
Mahendra Rao, Ph.D., M.D.	[ ]	FOR	[ ]	WITHHOLD AUTHORITY
2.	To ratify appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2009.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO OTHER BUSINESS WHICH PROPERLY MAY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
PLEASE READ, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.
Dated:                                         , 200

Signature

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Common Stock
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Telephone and Internet Voting Instructions
You can vote by telephone or internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the internet
▪	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	▪ ▪	Go to the following web site: www.investorvote.com\KOOL Enter the information requested on your computer screen and follow the simple instructions.
▪	Follow the simple instructions provided by the recorded message.
If you vote by telephone or the internet, please DO NOT mail back this proxy card. Proxies submitted by telephone or the internet must be received by 1:00 a.m. Central Time, on December 16, 2008.
THANK YOU FOR VOTING